SALE AND PURCHASE AGREEMENT


     This Agreement made and entered into this 29th day of October, 1996 by and among Seacor Marine, Inc., a Delaware corporation (sometimes referred to as "Seller") and Trico Marine Assets, Inc., a Delaware corporation (sometimes referred to as "Purchaser").

     WHEREAS,  Seacor  Marine, Inc. is the owner of the U.S. flag
Vessel M/V "PADRE ISLAND" Official Number 583782 (sometimes referred to as "Vessel");

     WHEREAS, Seller desires to sell Vessel to the PURCHASER;

     WHEREAS, the Purchaser desires to purchase the Vessel upon the following terms and conditions.

     NOW, THEREFORE, for and in consideration of the mutual conenants an premises contained herein and for other good and valuable consideration, the parties agree as follows:

1. Seller agrees to sell and Purchaser agrees to purchase the Vessel together with the Vessel's engines, tackle, necessaries, apparel, spare parts, cordage, general outfit, electronic and navigation equipment, and all other appurtenances and appliances aboard the Vessel. Purchaser agrees to purchase at Seller's cost all fuel and lube oil inventories as on board and belonging to the Seller at the Closing. Seller shall provide an invoice for these items prior to the Closing. Purchaser agrees, at its sole cost and expense, that upon delivery of the Vessel, Purchaser will change the name of the Vessel and remove any insignia referring to the Seller.

2.   The  purchase price for the Vessel  shall  be  US$4,025,000.
     (UNITED STATES DOLLARS FOUR MILLION TWENTY-FIVE THOUSAND) cash (the "Purchase Price").

3. As a security for the correct fulfillment of its obligations under the contract, the Purchaser shall pay a deposit of 10%
     - ten per cent - of the Purchase Money within 3 banking days from the date of this agreement. This amount shall be deposited with Jacq. Pierot Jr. & Sons, Inc. (Pierot) and held by them in Escrow at Republic National Bank of New York in the joint name of the Sellers and the Purchaser. Such deposit shall be returned to Purchaser promptly in the event Purchaser terminates this agreement in accordance with
     Section 5, or Seller breaches its covenants or agreement hereunder. Interest, if any, to be credited the Purchaser.

     Should the Vessel become a total or constructive total loss before Closing the deposit shall immediately be released to the Purchaser and the contract thereafter considered null and void.

     Both  the  Sellers  and the Purchaser agree to sign Pierot's
     Standard Escrow agreement.

4. Payment of the Purchase Price to Seller shall be made at the Closing by immediately available funds less the security deposit held in Escrow.

5. The Closing of the sale of the Vessel shall occur after November 15, 1996 and prior to December 15, 1996 at the offices of Seacor Marine Services, Inc., Houston, Texas. Seller shall give Purchaser 7 days prior written notice of Closing date, which date shall not be later than December 15, 1996. The Seller and the Purchaser agree that the Vessel shall be delivered at a mutually agreeable location offshore on the date of Closing. In the event the Closing does not occur prior to or on December 15, 1996, the Purchaser shall have the option to terminate this agreement, provided, however, that the party whose breach of its representations and warranties in this agreement or whose failure to perform any of its covenants or agreements under this agreement has resulted in the failure of the Closing to occur on or before December 15, 1996 shall not be entitled to terminate this agreement.

6.   Except   to  the  extent  waived  in  the  Purchaser's  sole
     discretion, Purchaser's obligation to purchase the Vessel from Seller is expressly conditioned on: (i) Seller's representations and warranties being true and correct as of the Closing Date; (ii) execution and delivery of this Sale and Purchase Agreement by Seller; and (iii) the delivery at Closing of those documents particularly described in paragraph 14.

7. Except to the extent waived in Seller's sole discretion, Seller's obligation to sell the Vessel is expressly conditioned on: (i) Purchaser's representations and warranties being true and correct; (ii) delivery and execution by Purchaser of this Sale and Purchase Agreement;
     (iii) payment of the purchase price in accordance with paragraph 2 and 4; and (iv) delivery at Closing of those documents particularly described in paragraph 15.

8. Seller warrants and represents that it has good and lawful title to the whole of the Vessel and that the Vessel is not subject to any mortgage (except preferred ship mortgages, which mortgages shall be satisfied at Closing), pledge, claims, conditional sales agreement, encumbrance, tax charges, liens, or assessments or other charge of any nature or kind whatsoever. The Vessel may be operating on standard offshore industry terms, in which case Seller has provided or will provide on request to Purchaser information concerning such operation. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all such liens, encumbrances, claims or charges asserted against the Vessel being sold hereunder which accrued or occurred prior to Closing whether known or unknown.

9. The Vessel shall be delivered free of cargo to the Buyers with it's ABS classifications certificartes and the C.O.I. Certificate current and valid at the time of delivery but otherwise in substantially the same condition as when inspected by the Buyers, fair wear and tear excepted but "AS IS, WHERE IS," without any warranties whatsoever as to the fitness, condition, seaworthiness, or suitability of the Vessel sold and transferred for any particular purpose.

     The vessel's coast guard mid-term inspection was last completed and accredited in May of 1996.

10. The Purchasers have inspected the Vessel and all documentation that they have determined relevant to satisfy themselves as to the present condition of the Vessel as being acceptable for their purposes. This sale is therefore outright and not subject to further inspection.

11.  Seller and Purchaser each  for itself represent and warrants
     that  it  is  a citizen of the  United   States  within  the
     meaning of Section 2 of the Shipping Act of 1916, as amended
     (46 U.S.C. 802).

12. Seller and Purchaser each for itself warrants and represents that it is a company duly organized, validly existing and in good standing under the laws of its state of incorporation and in good standing in the states and jurisdictions in which it conducts business and each has all corporate power and authority to sell and purchase, respectively, the Vessel transferred under this Agreement.

13. Seller and Purchaser each for itself represents and warrants that the purchase and sale contemplated hereby has been duly authorized by all necessary corporate action, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms of this Agreement.

14.  The Seller shall deliver to the Purchaser at Closing:

     A. A valid and sufficient Bill of Sale transferring title to the Vessel to the Purchaser which shall contain such warranties of title and disclaimers as set forth hereinabove.

     B. The Certificate of Documentation for the Vessel, if available, or if not available, a copy of same.

     C. Secretary's certificate stating authorization of Seller for the transaction described in this Agreement.

     D. Satisfaction of mortgages, if any, bearing against the Vessel so that the Vessel shall be sold to Purchaser free and clear of all recorded liens and encumbrances.

     E. Any and all U.S. Coast Guard documentation reasonably required in connection with the sale and purchase hereunder.

     F. Copies or originals of all other documents, plans and manuals in Sellers possession, if any.

15.  The Purchaser shall deliver to the Seller at Closing:

     A. Evidence of payment of the Purchase Price less the escrow.

     B. Any and all United States Coast Guard documentation reasonably required in connection with the consummation of the sale and purchase hereunder.

16. The parties agreed to coordinate delivery so as to assure that sale tax will not be payable.

17. This Agreement shall be governed by the laws of the State of New York and when applicable the Maritime Laws of the United
     States.

18. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or enforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

19. This Agreement constitutes the entire understanding of the parties and supersedes any and all other agreements, written or oral, with respect to the subject matter herein.

20. This Agreement may only be modified or amended by a written instrument signed by both parties.

21.  This Agreement may be executed by the  Parties hereto in any
     number  of  counterparts,  each  of  which  together   shall
     constitute but one in the same instrument.

22. This transaction shall remain confidential and shall not be disclosed except as required by applicable law. Public announcements shall be coordinated among the parties to the contract.

23. This transaction has been approved by the Board of Directors of both the Purchasers and Sellers.

24. Both Seller and Purchaser acknowledge the only Broker involve in this transaction is Jacq. Pierot Jr. & Sons, Inc.
     and the Seller shall be responsible for the brokerage commission which is due.

     IN WITNESS WHEREOF, the parties have set their hand and seal through their duly authorized officers on the date first above stated.

WITNESSES:                    TRICO    MARINE    ASSETS,    INC.,
PURCHASER

       /s/ witness            By:   /s/   Victor M. Perez
     ____________________         ________________________
                                   Its:    Vice President
       /s/ witness
     _____________________
                              SEACOR MARINE, INC., SELLER

       /s/ witness            By:  /s/  Charles Fabrikant
     ______________________       _________________________
                                   Its:       Chairman
       /s/ witness
     ______________________